Exhibit 99.1

News from

Buckeye

FOR IMMEDIATE RELEASE
Contact:   Steve Dean
Vice President
and Chief Financial Officer
901-320-8352

Website: www.bkitech.com

BUCKEYE TECHNOLOGIES THIRD QUARTER EARNINGS RESULTS SCHEDULE

MEMPHIS, TN April 4, 2007 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, April 25, 2007 at 8:00 a.m. Central (9:00 Eastern). Management participating on the call will include John B. Crowe, Chief Executive Officer; Kristopher J. Matula, President and Chief Operating Officer; Steven G. Dean, Vice President and Chief Financial Officer and Elizabeth J. Welter, Vice President and Chief Accounting Officer.

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com. The replay will be archived on these websites through May 25, 2007.

In addition, persons interested in listening by telephone may dial in at (800) 310-1961 within the United States. International callers should dial (719) 457-2692. Participants should call no later than 7:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 4784427. This replay will be available until midnight May 9, 2007.

A press release will be issued via Business Wire after the market closes on April 24.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.